Exhibit 8.1

[Akerman Senterfitt]

July 10, 2013

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

RE: Tax Opinion Regarding Merger of OPKO Health, Inc. and PROLOR Biotech, Inc.

Ladies and Gentlemen:

We have acted as counsel to OPKO Health, Inc., a Delaware corporation (“OPKO”), in connection with (a) the merger (the “Merger”) of POM Acquisition, Inc., a Nevada corporation (“Acquisition Sub”) and a direct, wholly-owned subsidiary of OPKO, with and into PROLOR Biotech, Inc., a Nevada corporation (“PROLOR”), with PROLOR as the surviving corporation, and (b) the merger (“Merger 2” and, together with the Merger, the “Mergers”)) of PROLOR with and into a Delaware limited liability company (the “LLC”) that is a wholly-owned, direct subsidiary of OPKO, all pursuant to an Agreement and Plan of Merger dated as of April 23, 2013 (the “Merger Agreement”), by and among OPKO, Acquisition Sub and PROLOR. You have requested our opinions regarding the status of the Mergers under Section 368 of the Code and the accuracy of the discussion set forth under the heading “Material United States Federal Income Tax Consequences of the Mergers” in the Proxy Statement/Prospectus (“Prospectus”), which is included in the Registration Statement on Form S-4 (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) on June 27, 2013, as amended. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of the Registration Statement with the Commission pursuant to the Merger Agreement. Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Merger Agreement.

OPKO Health, Inc.

July 10, 2013

In connection with rendering our opinion set forth herein, we have examined and, without independent investigation or verification as to the accuracy and completeness, both initially and continuing as of the Effective Time, such documents as we have deemed appropriate, including the Merger Agreement, the Registration Statement and the Prospectus. In addition, we have assumed that (i) the Mergers will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii) the representations made to us by OPKO and PROLOR in their respective letters to us, each dated July 10, 2013, and delivered to us for purposes of this opinion are true, correct and complete (“Representation Letters”) and (iv) any representations made in the Representation Letters or in the Merger Agreement “to the best knowledge of”, or similarly qualified, are true, correct, and complete in all material respects, in each case without such qualification. We have also assumed, with the consent of OPKO and PROLOR, that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Merger Agreement. If any of the above-described assumptions are untrue for any reason or if the Mergers are consummated in a manner that is inconsistent with the manner in which they are described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers or any other transactions.

Based upon and subject to the foregoing, we are of the opinion that

1.	The Mergers will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

2.	The discussion in the Prospectus under the heading “Material United States Federal Income Tax Consequences of the Mergers” that describes applicable U.S. federal income tax law is, to the extent that it expresses legal conclusions, correct in all material respects as of the date hereof.

We express no opinion on any issue relating to Federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

OPKO Health, Inc.

July 10, 2013

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the references to Akerman Senterfitt under the caption “Legal Matters,” “Material United States Federal Income Tax Consequences of the Mergers,” and “Conditions to the Completion of the Merger,” and to the inclusion of the summary of our opinion in “Material United States Federal Income Tax Consequences of the Mergers,” in the Prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ AKERMAN SENTERFITT